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                                 EXHIBIT 23.3
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                              ARTHUR ANDERSEN LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants. We hereby consent to the incorporation by reference in this registration statement of our report dated January 20, 1998, incorporated by reference in Harris Financial, Inc.'s Form 10-K for the years ended December 31, 1997 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP

Lancaster, Pa.,
August 24, 1998